Exhibit 99.1

PRESS RELEASE

6D Global Technologies, Inc. Announces Record 2014 Financial Results

New York, NY – March 30, 2015 – 6D Global Technologies, Inc. (NASDAQ: SIXD), a premier digital business solutions company, announced its audited financial results for the fiscal year ended December 31, 2014.

•	Revenue of $11.8 million, an increase of approximately 22% compared to 2013

•	Record gross profit of $4.4 million, an increase of approximately 40% compared to 2013

•	Record gross margin of 37%, an improvement of approximately 500 basis point in comparison to 2013

•	Net income of approximately $471,000 (after one time charges), an increase of approximately $1.3 million compared to 2013

•	Completed two strategic acquisitions in Q1 2015, immediately accretive to revenue and earnings for 2015 and beyond

•	Anticipate adding Fortune 1000 customers that will result in net new revenue growth in 2015

Financial Highlights:

Record 2014 Revenue:

The Company reported revenue of $11.8 million, reflecting a year over year increase of approximately 22% from $9.6 million in 2013. The increase in revenue was primarily due to an increase in the number of professional service projects and digital technology related contracts the Company secured and delivered with current customers, as well as with newly added customers. The Company continues to expand its services offerings, as well as its sales and marketing efforts, in order to obtain new business.

Increased 2014 Gross Margin:

Gross margin increased to 37% versus 32% in 2013, due primarily to a shift in product mix to professional services and project-based work in digital markets that realize higher gross margins, versus staffing solutions and services in other markets.

Record 2014 Net Income:

Net income for the year increased approximately $1.3 million to approximately $471,000 after one time charges associated to the Company’s efforts to be a publically traded company listed on NASDAQ. This increase was attributable to sales growth and increased margin, predominately within the Company’s Content Management Systems (“CMS”) services segment, part of the Company’s digital solutions offerings.

Management Comments and Outlook:

Tejune Kang, Chairman and CEO commented, “This is the first annual report of 6D Global’s financial results since our common stock began trading on the NASDAQ Stock Market in December 2014. We are pleased with our performance in 2014 as we expanded our offerings into new markets and pursued new strategic business partnerships. I believe 6D Global is in a strong position to significantly expand our customer base by leveraging our track record of successful engagements to acquire new customers and win repeat projects. We also intend to expand our offerings through further acquisitions, with new digital services and software products.  During the first quarter of 2015, we completed two strategic digital business acquisitions, Storycode and SwellPath LLC., both of which are highly synergistic to the Company’s current business model and will be immediately accretive to our revenue and earnings for 2015 and beyond. We anticipate continued growth in our business and delivering value for our shareholders.”

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements with respect to the Company’s future growth opportunities and strategic plan. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those items listed under the “Risk Factors” caption in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 31, 2014. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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About 6D Global Technologies, Inc.

6D Global Technologies, Inc. (NASDAQ: SIXD) is a premier digital business solutions company serving the digital marketing and technology needs of enterprise-class organizations worldwide. 6D Global Technologies offers a full suite of services and solutions to help large organizations optimize digital business channels and create better experiences for their customers, resulting in increased revenue growth and market share. 6D Global Technologies’ services include web content management, web analytics, marketing automation, mobile applications, business intelligence, marketing cloud, and IT infrastructure staffing solutions. For more information, visit www.6DGlobal.com.

Corporate Contact:

Hilary Smith
Director of Marketing and Corporate Communications
6D Global Technologies, Inc.
info@6DGlobal.com
Phone: 303-513-1776

6D GLOBAL TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2014	December 31, 2013

Revenues	$11,797,813	$9,640,286

Cost of revenues	7,425,857	6,514,040

Gross margin	4,371,956	3,126,246

Operating Expenses
Selling general and administrative	3,878,075	3,789,228
Operating expenses	3,878,075	3,789,228

Income (loss) from operations	493,881	(662,982)

Other income (expense)
Interest expense, net	(147,069)	(154,420)
Loss on debt extinguishment	(57,502)	-
Realized gain on sale of marketable securities	-	4,817
Other Income	20,000	22
Other expense, net	(184,571)	(149,581)

Income (loss) before income taxes benefit	309,310	(812,563)

Income tax benefit	(161,255)	-

Net income (loss)	$470,565	$(812,563)

Net income (loss) per common share - basic	$0.01	$(0.02)

Weighted average common shares - basic	48,500,156	38,215,054

Net income (loss) per common share - diluted	$0.01	$(0.02)

Weighted average common shares - diluted	48,668,720	38,215,054

6D GLOBAL TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
Assets
Current Assets
Cash	$4,888,797	$5,611
Accounts receivable	1,316,448	1,117,624
Unbilled revenues	62,049	131,844
Deferred tax assets	161,255	-
Prepaid expenses and other current assets	165,907	47,457
Total Current Assets	6,594,456	1,302,536

Property and Equipment, net	154,917	183,841

Other Assets
Restricted cash	110,699	110,499
Security deposits	24,075	48,707
Due from related party	-	410,130
Total Other Assets	134,774	569,336

Total Assets	$6,884,147	$2,055,713

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable and accrued liabilities	$1,039,301	$818,316
Due to factor	833,938	870,295
Current maturities of capital lease liability	53,610	52,892
Deferred revenue	68,420	-
Current maturities of notes payable	6,600	586,600
Total Current Liabilities	2,001,869	2,328,103

Long-Term Liabilities
Capital lease liability, net of current maturities	111,130	131,348
Notes payable, net of current maturities	53,420	60,020
Security deposit payable	30,000	-
Deferred rent	55,429	73,192
Total Long-Term Liabilities	249,979	264,560

Total Liabilities	$2,251,848	$2,592,663

Commitment and Contingencies

Stockholders' Equity (Deficit)
Preferred stock, par value $0.00001; 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, par value $0.00001; 150,000,000 shares authorized as of December 31, 2014; 77,575,617 and 38,215,054 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	776	382
Additional paid-in capital	5,203,279	2,618
Accumulated deficit	(571,756)	(539,950)

Total Stockholders' Equity (Deficit)	4,632,299	(536,950)

Total Liabilities and Stockholders’ Equity (Deficit)	$6,884,147	$2,055,713

6D GLOBAL TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31, 2014	December 31, 2013
Cash Flows From Operating Activities:
Net income (loss)	$470,565	$(812,563)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	82,342	39,170
Amortization of debt issuance costs	-	1,753
Realized gain on sale of marketable securities	-	(4,817)
Loss on debt extinguishment	57,502	-
Deferred Tax Benefit	(161,255)	-
Changes in operating assets and liabilities:
Deferred Revenue	68,420	-
Deferred Rent	(17,763)	73,192
Restricted Cash	(200)	(110,499)
Accounts receivable	(198,824)	(208,944)
Unbilled revenues	69,795	(123,894)
Prepaid expenses and other current assets	(118,450)	20,255
Security deposits	24,632	(22,808)
Security deposit payable	30,000	-
Accounts payable and accrued liabilities	220,985	435,872
Net Cash Provided by (Used in) Operating Activities	527,749	(713,283)

Cash Flows From Investing Activities:
Purchase of property & equipment	(15,137)	-
Proceeds from sale of marketable securities	-	27,748
Loans to related parties	(46,433)	(27,935)
Net Cash Used in Investing Activities	(61,570)	(187)

Cash Flows From Financing Activities:
Gross proceeds from line of credit	-	6,883,286
Repayments of line of credit	-	(6,629,950)
Gross proceeds from factor borrowing	11,283,679	3,526,410
Repayments of factor borrowing	(11,320,036)	(3,420,290)
Distribution to stockholders	(45,808)	(49,972)
Repayment of capital lease obligations	(57,781)	(36,983)
Proceeds from issuance of notes payable	20,000	375,000
Repayment of notes payable	(261,600)	(6,600)
Proceeds from private placements, net of issuance costs	4,798,553	-
Net Cash Provided by Financing Activities	4,417,007	640,901

Net change in cash	4,883,186	(72,569)

Cash, beginning of period	5,611	78,180

Cash, end of period	$4,888,797	$5,611